UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2023

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 West Walnut Street, 5th Floor Pasadena, California	91103
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	DIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2023, the Board of Directors of the Corporation approved an amendment to the Restated Certificate of Incorporation of the Corporation (the “Charter”) and a corresponding amendment to the Amended and Restated Bylaws of the Corporation (the “A&R Bylaws”) to eliminate the supermajority stockholder approval requirement for amendments to specified bylaw provisions, subject to the approval by stockholders at the Annual Meeting and the due and appropriate filing of an Amended and Restated Certificate of Incorporation (the “A&R Charter”) with the Delaware Secretary of State. As set forth below, at the Annual Meeting, the stockholders approved and adopted the amendment to eliminate the supermajority stockholder approval requirement for amendments to specified bylaw provisions. The Corporation filed the A&R Charter with the Delaware Secretary of State on May 12, 2023, with an effective date of May 15, 2023.

The description of the A&R Charter and the A&R Bylaws above does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Charter attached as Exhibit 3.1 to this Report and incorporated herein by reference and the A&R Bylaws attached as Exhibit 3.2 to this Report and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Corporation held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on May 11, 2023. The following matters set forth in the Corporation’s Proxy Statement dated March 31, 2023, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.

Proposal One: Election of Directors.

The nominees listed below were elected to serve as directors for a one-year term with the respective votes set forth opposite their names:

	For	Against	Abstain	Broker Non-Votes
Howard M. Berk	12,827,342	385,707	12,250	958,626
Susan M. Collyns	13,066,915	146,480	11,904	958,626
Richard J. Dahl	12,769,574	442,951	12,774	958,626
Michael C. Hyter	13,014,767	197,791	12,741	958,626
Caroline W. Nahas	12,542,091	671,084	12,124	958,626
Douglas M. Pasquale	12,659,707	552,765	12,827	958,626
John W. Peyton	13,006,064	207,873	11,362	958,626
Martha C. Poulter	13,063,539	149,829	11,931	958,626
Arthur F. Starrs	13,085,269	127,110	12,920	958,626
Lilian C. Tomovich	12,982,058	232,108	11,133	958,626

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Proposal Two: Ratification of the Appointment of Ernst & Young LLP as the Corporation’s Independent Auditor for the 2023 Fiscal Year.

The stockholders ratified the appointment of Ernst & Young LLP as independent auditor of the Corporation for the 2023 fiscal year. The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
14,087,717	82,704	13,504	0

Proposal Three: Approval, on an Advisory Basis, of the Compensation of the Corporation’s Named Executive Officers.

The stockholders approved, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the Proxy Statement. The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
12,514,761	691,910	18,628	958,626

Proposal Four: Approval, on an Advisory Basis, of the Frequency of the Advisory Vote on the Compensation of the Corporation’s Named Executive Officers.

The stockholders approved, on an advisory basis, a frequency of ONE YEAR for the advisory vote on the compensation of the Corporation’s named executive officers. Based on these results, the Company will continue to hold an annual advisory vote on the compensation of the named executive officers until the next required vote on the frequency of shareholder votes on the compensation of named executive officers. The voting results are set forth below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
12,968,637	11,679	226,741	18,242	958,626

Proposal Five: Approval and Adoption of an Amendment to the Dine Brands Global, Inc. Restated Certificate of Incorporation (the “Charter”) to Eliminate the Supermajority Stockholder Approval Requirement for Amendments to Specified Bylaw Provisions.

The stockholders approved and adopted the amendment to the Charter to eliminate the supermajority stockholder approval requirement for amendments to specified bylaw provisions. The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
13,161,569	46,312	17,418	958,626

Proposal Six: Approval and Adoption of an Amendment to the Charter to Provide for the Exculpation of Officers as Permitted by Delaware Law.

The stockholders did not approve the amendment to the Charter to provide for the exculpation of officers as permitted by Delaware law. The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
12,098,328	1,102,950	24,021	958,626

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Proposal Seven: A Stockholder Proposal Requesting that the Corporation Produce a Report Relating to the Corporation’s Cage-Free Egg Commitment.

The stockholders did not approve the proposal requesting that the Corporation produce a report relating to the Corporation’s cage-free egg commitment. The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
1,150,074	11,757,511	317,714	958,626

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Dine Brands Global, Inc.

3.2	Amended and Restated Bylaws of Dine Brands Global, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2023		DINE BRANDS GLOBAL, INC.

	By:	/s/ Vance Y. Chang
Vance Y. Chang
Chief Financial Officer

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